Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	4220 North Freeway
650-435-3318	Fort Worth, TX 76137
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Third Quarter 2024 Results
Omnicell delivers solid third quarter financial results
Total revenues of $282 million
GAAP net income per diluted share of $0.19
Non-GAAP net income per diluted share of $0.56
Raises 2024 non-GAAP EBITDA and non-GAAP earnings per share guidance

FORT WORTH, Texas -- October 30, 2024 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leader in transforming the pharmacy care delivery model, today announced results for its third quarter ended September 30, 2024.
Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell, said, “We are pleased to deliver another consecutive quarter of solid financial performance, with results within or exceeding each of our previously issued guidance ranges. As the macroeconomic environment within the healthcare sector continues to show signs of stabilization, we believe our outcomes-centric innovation and customer-first focus is resonating with the market.”
Mr. Lipps continued, “We are also excited to welcome Nnamdi Njoku to the Omnicell leadership team as Executive Vice President and Chief Operating Officer. Nnamdi brings a depth of operational experience and a purpose-driven leadership ethos that we believe will be instrumental for Omnicell as we continue to scale our business.”
Financial Results
Total revenues for the third quarter of 2024 were $282 million, down $16 million, or 5%, from the third quarter of 2023. The year-over-year decrease in total revenues reflects the impact of a continued challenging environment for some of our health system customers and the timing of our XT Series automated dispensing systems lifecycle, as we are largely through the replacement cycle.
Total GAAP net income for the third quarter of 2024 was $9 million, or $0.19 per diluted share. This compares to GAAP net income of $6 million, or $0.12 per diluted share, for the third quarter of 2023.
Total non-GAAP net income for the third quarter of 2024 was $26 million, or $0.56 per diluted share. This compares to non-GAAP net income of $28 million, or $0.62 per diluted share, for the third quarter of 2023.
Total non-GAAP EBITDA for the third quarter of 2024 was $39 million. This compares to non-GAAP EBITDA of $41 million for the third quarter of 2023.
Balance Sheet
As of September 30, 2024, Omnicell’s balance sheet reflected cash and cash equivalents of $571 million, total debt (net of unamortized debt issuance costs) of $572 million, and total assets of $2.3 billion. Cash flows provided by operating activities in the third quarter of 2024 totaled $23 million. This compares to cash flows provided by operating activities totaling $57 million in the third quarter of 2023.
As of September 30, 2024, the Company had $350 million of availability under its revolving credit facility with no outstanding balance.

Corporate Highlights
•The Company appointed Nnamdi Njoku as Executive Vice President and Chief Operating Officer. In this newly created role, Mr. Njoku – a seasoned business executive with approximately 25 years of experience with several global healthcare and medical technology organizations – will lead Omnicell’s global operations.
•The Company announced Central Med Automation Service, a comprehensive offering designed to streamline medication dispensing from a central fulfillment area throughout the entire health system enterprise, which is expected to enhance inventory visibility, scalability, and patient safety. Integrating enterprise-wide robotics, smart devices, and intelligent software with expert services in an effort to help health systems optimize central fill pharmacy operations, Central Med Automation Service is expected to help health systems develop and execute a central fill strategy while providing the expert support necessary to help ensure this environment meets current and future medication management needs.
•The Company’s EnlivenHealth® brand continues to deliver innovative solutions designed to optimize population health, deliver exceptional patient care, and cultivate sustainable growth. One of the largest long-term care pharmacy companies in the United States implemented EnlivenHealth’s Medicare Match solution in order to provide cost estimates for patient out-of-pocket expenses, this is expected to reduce the staffing needed to provide accurate service and should give patients and caregivers more autonomy over their data.
•Omnicell’s IVX Station has been awarded Gold for Technical Innovation of the Year for Healthcare Technology by the 2024 Stevie® Awards for Technology Excellence. As sterile compounding demands grow, we believe the importance of automating sterile compounding processes in an effort to enhance accuracy, support compliance, and improve workflow efficiency is more critical than ever. This award recognizes Omnicell’s innovative approach in working to help our healthcare partners address these challenges.
2024 Guidance
Based on strong performance during the first three quarters of 2024 and current visibility of the business, the Company is updating the previously provided 2024 annual guidance ranges. For the full year 2024, the Company expects bookings to be between $800 million and $875 million. The Company expects full year 2024 total revenues to be between $1.100 billion and $1.110 billion. The Company expects full year 2024 product revenues to be between $625 million and $630 million, and full year 2024 service revenues to be between $475 million and $480 million. The Company expects full year 2024 technical services revenues to be between $236 million and $238 million, and full year 2024 Advanced Services revenues to be between $239 million and $242 million. The Company expects full year 2024 non-GAAP EBITDA to be between $129 million and $134 million. The Company expects full year 2024 non-GAAP earnings per share to be between $1.65 and $1.72 per share.
For the fourth quarter of 2024, the Company expects total revenues to be between $295 million and $305 million. The Company expects fourth quarter 2024 product revenues to be between $177 million and $182 million, and fourth quarter 2024 service revenues to be between $118 million and $123 million. The Company expects fourth quarter 2024 non-GAAP EBITDA to be between $40 million and $45 million. The Company expects fourth quarter 2024 non-GAAP earnings per share to be between $0.55 and $0.62 per share.
The table below summarizes Omnicell’s fourth quarter and full year 2024 guidance outlined above.

	Q4’24	2024
Bookings	Not provided	$800 million - $875 million
Total Revenues	$295 million - $305 million	$1.100 billion - $1.110 billion
Product Revenues	$177 million - $182 million	$625 million - $630 million
Service Revenues	$118 million - $123 million	$475 million - $480 million
Technical Services Revenues	Not provided	$236 million - $238 million
Advanced Services Revenues	Not provided	$239 million - $242 million
Non-GAAP EBITDA	$40 million - $45 million	$129 million - $134 million
Non-GAAP Earnings Per Share	$0.55 - $0.62	$1.65 - $1.72
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis, because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.

Omnicell Conference Call Information
Omnicell will hold a conference call today, Wednesday, October 30, 2024 at 8:30 a.m. ET to discuss third quarter 2024 financial results. The conference call can be monitored by dialing (800) 715-9871 in the U.S. or (646) 307-1963 in international locations. The Conference ID is 6944646. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at https://ir.omnicell.com/events-and-presentations/.
__________________________________________________
About Omnicell
Since 1992, Omnicell has been committed to transforming pharmacy care through outcomes-centric innovation designed to optimize clinical and business outcomes across all settings of care. Through a comprehensive portfolio of robotics, smart devices, intelligent software, and expert services, Omnicell solutions are helping healthcare facilities worldwide to reduce costs, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry vision of the Autonomous Pharmacy. To learn more, visit omnicell.com.
From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its LinkedIn page www.linkedin.com/company/omnicell and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL, the Omnicell logo, and ENLIVENHEALTH are registered trademarks of Omnicell, Inc. or one of its subsidiaries. This press release may also include the trademarks and service marks of other companies. Such trademarks and service marks are the marks of their respective owners.
Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues, including product, service, technical services and Advanced Services revenues, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding our products and services and developing new or enhancing existing products and solutions and the related objectives and expected benefits (and any implied financial impact); expectations regarding the new chief operating officer appointment; our ability to scale our business; and statements about Omnicell’s strategy, plans, objectives, promise and purpose, goals, opportunities, and market or Company outlook. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) delays in installations of our medication management solutions or our more complex medication packaging systems, (v) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vi) ability to realize the benefits of our expense containment initiatives, (vii) risks related to failing to maintain expected service levels when providing our Advanced Services or retaining our Advanced Services customers, (viii) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (ix) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (x) changes to the 340B Program, (xi) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xii) covenants in our credit agreement could restrict our business and operations, (xiii) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xiv) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity as a result of the previously disclosed ransomware incident, (xv) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xvi) risks associated with operating in foreign countries, (xvii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xviii) Omnicell’s ability to protect its intellectual property, (xix) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xx) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxi) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxii) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxiii) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), e), and g) below; non-GAAP operating expenses excludes from its GAAP equivalents items a), b), c), d), e), g), h) and i) below; non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), d), e), g), h) and i) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through i) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), g), h) and i) below:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.
b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
c)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
d)Impairment and abandonment of operating lease right-of-use and other assets related to facilities. We excluded from our non-GAAP results the impairment and abandonment of certain operating lease right-of-use assets, as well as property and equipment, incurred in connection with restructuring activities for optimization of certain leased facilities. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

e)Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events, partially offset by reversals of previously recognized severance expenses in subsequent periods. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
f)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of revolving credit facilities and convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
g)RDS restructuring. We excluded from our non-GAAP results the nonrecurring restructuring charges related to the wind down of the Company’s Medimat Robotic Dispensing System (“RDS”) product line, partially offset by reversals of previously recognized expenses in subsequent periods. For the period ended September 30, 2024, those charges consisted primarily of inventory write-down, severance and other related expenses. These expenses are unrelated to our ongoing operations and we believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
h)Executives transition costs. We excluded from our non-GAAP results the executives transition costs associated with the departure of certain executive officers, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
i)Ransomware-related insurance recoveries. We excluded from our non-GAAP results the insurance recoveries related to the previously disclosed ransomware incident identified by the Company on May 4, 2022. These recoveries are unrelated to our ongoing operations and would not have otherwise been received by us in the normal course of business. We believe that excluding these recoveries provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.

ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues:
Product revenues	$158,361	$188,755	$448,236	$562,906
Service revenues	124,059	109,908	357,123	325,359
Total revenues	282,420	298,663	805,359	888,265
Cost of revenues:
Cost of product revenues	94,448	106,311	286,270	323,800
Cost of service revenues	65,704	60,388	189,847	173,029
Total cost of revenues	160,152	166,699	476,117	496,829
Gross profit	122,268	131,964	329,242	391,436
Operating expenses:
Research and development	21,214	24,281	64,372	70,296
Selling, general, and administrative	94,490	103,971	276,929	332,643
Total operating expenses	115,704	128,252	341,301	402,939
Income (loss) from operations	6,564	3,712	(12,059)	(11,503)
Interest and other income (expense), net	5,063	3,670	14,052	9,912
Income (loss) before income taxes	11,627	7,382	1,993	(1,591)
Provision for income taxes	2,997	1,829	5,304	4,405
Net income (loss)	$8,630	$5,553	$(3,311)	$(5,996)
Net income (loss) per share:
Basic	$0.19	$0.12	$(0.07)	$(0.13)
Diluted	$0.19	$0.12	$(0.07)	$(0.13)
Weighted-average shares outstanding:
Basic	46,153	45,333	45,947	45,117
Diluted	46,427	45,595	45,947	45,117

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$570,628	$467,972
Accounts receivable and unbilled receivables, net	251,764	252,025
Inventories	95,059	110,099
Prepaid expenses	28,884	25,966
Other current assets	64,927	71,509
Total current assets	1,011,262	927,571
Property and equipment, net	111,744	108,601
Long-term investment in sales-type leases, net	50,575	42,954
Operating lease right-of-use assets	25,312	24,988
Goodwill	737,169	735,810
Intangible assets, net	193,969	211,173
Long-term deferred tax assets	42,093	32,901
Prepaid commissions	49,730	52,414
Other long-term assets	81,734	90,466
Total assets	$2,303,588	$2,226,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,810	$45,028
Accrued compensation	45,090	51,754
Accrued liabilities	144,253	149,276
Deferred revenues	152,367	121,734
Convertible senior notes, net	571,997	—
Total current liabilities	961,517	367,792
Long-term deferred revenues	69,811	58,622
Long-term deferred tax liabilities	1,411	1,620
Long-term operating lease liabilities	31,524	33,910
Other long-term liabilities	7,997	6,318
Convertible senior notes, net	—	569,662
Total liabilities	1,072,260	1,037,924
Total stockholders’ equity	1,231,328	1,188,954
Total liabilities and stockholders’ equity	$2,303,588	$2,226,878

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2024	2023

Operating Activities
Net loss	$(3,311)	$(5,996)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,266	65,596
Loss on disposal of assets	412	2,110
Share-based compensation expense	30,277	43,113
Deferred income taxes	(9,401)	(14,165)
Amortization of operating lease right-of-use assets	5,279	6,238
Impairment and abandonment of operating lease right-of-use assets related to facilities	—	7,815
Inventory write-down	5,393	—
Amortization of debt issuance costs	2,917	3,139
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	1,174	27,050
Inventories	10,038	31,690
Prepaid expenses	(2,918)	(857)
Other current assets	8,354	1,521
Investment in sales-type leases	(7,453)	(8,839)
Prepaid commissions	2,684	5,533
Other long-term assets	1,048	2,539
Accounts payable	2,945	(13,358)
Accrued compensation	(6,664)	(29,390)
Accrued liabilities	6,963	3,749
Deferred revenues	27,746	23,628
Operating lease liabilities	(8,021)	(8,145)
Other long-term liabilities	1,679	(291)
Net cash provided by operating activities	131,407	142,680
Investing Activities
External-use software development costs	(11,849)	(10,240)
Purchases of property and equipment	(27,376)	(32,404)
Net cash used in investing activities	(39,225)	(42,644)
Financing Activities
Proceeds from issuances under stock-based compensation plans	13,140	23,035
Employees’ taxes paid related to restricted stock units	(3,544)	(6,130)
Change in customer funds, net	(10,744)	(6,615)
Net cash provided by (used in) financing activities	(1,148)	10,290
Effect of exchange rate changes on cash and cash equivalents	879	(464)
Net increase in cash, cash equivalents, and restricted cash	91,913	109,862
Cash, cash equivalents, and restricted cash at beginning of period	500,979	352,835
Cash, cash equivalents, and restricted cash at end of period	$592,892	$462,697
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$570,628	$446,840
Restricted cash included in other current assets	22,264	15,857
Cash, cash equivalents, and restricted cash at end of period	$592,892	$462,697

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$122,268	$131,964	$329,242	$391,436
GAAP gross margin	43.3%	44.2%	40.9%	44.1%
Share-based compensation expense	1,709	2,213	4,884	6,489
Amortization of acquired intangibles	1,024	2,633	3,114	8,558
RDS restructuring, net of reversals	642	—	8,686	—
Severance-related expenses, net of reversals	—	(280)	—	102
Non-GAAP gross profit	$125,643	$136,530	$345,926	$406,585
Non-GAAP gross margin	44.5%	45.7%	43.0%	45.8%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$115,704	$128,252	$341,301	$402,939
GAAP operating expenses % to total revenues	41.0%	42.9%	42.4%	45.4%
Share-based compensation expense	(9,896)	(12,769)	(25,393)	(36,624)
Amortization of acquired intangibles	(4,556)	(5,050)	(14,098)	(15,402)
Acquisition-related expenses	(224)	(246)	(716)	(738)
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	(8,420)
RDS restructuring, net of reversals	34	—	(833)	—
Ransomware-related insurance recoveries	—	184	—	184
Executives transition costs	—	(1,348)	—	(2,189)
Severance-related expenses, net of reversals	—	301	—	(5,352)
Non-GAAP operating expenses	$101,062	$109,324	$300,261	$334,398
Non-GAAP operating expenses as a % of total revenues	35.8%	36.6%	37.3%	37.6%

Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$6,564	$3,712	$(12,059)	$(11,503)
GAAP operating income (loss) % to total revenues	2.3%	1.2%	(1.5)%	(1.3)%
Share-based compensation expense	11,605	14,982	30,277	43,113
Amortization of acquired intangibles	5,580	7,683	17,212	23,960
Acquisition-related expenses	224	246	716	738
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	8,420
RDS restructuring, net of reversals	608	—	9,519	—
Ransomware-related insurance recoveries	—	(184)	—	(184)
Executives transition costs	—	1,348	—	2,189
Severance-related expenses, net of reversals	—	(581)	—	5,454
Non-GAAP income from operations	$24,581	$27,206	$45,665	$72,187
Non-GAAP operating margin (non-GAAP operating income as a % of total revenues)	8.7%	9.1%	5.7%	8.1%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$8,630	$5,553	$(3,311)	$(5,996)
Share-based compensation expense	11,605	14,982	30,277	43,113
Amortization of acquired intangibles	5,580	7,683	17,212	23,960
Acquisition-related expenses	224	246	716	738
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	8,420
RDS restructuring, net of reversals	608	—	9,519	—
Ransomware-related insurance recoveries	—	(184)	—	(184)
Executives transition costs	—	1,348	—	2,189
Severance-related expenses, net of reversals	—	(581)	—	5,454
Amortization of debt issuance costs	974	1,048	2,917	3,139
Tax effect of the adjustments above (a)	(1,551)	(2,008)	(6,376)	(9,181)
Non-GAAP net income	$26,070	$28,087	$50,954	$71,652

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	46,427	45,595	45,947	45,117
Shares - diluted non-GAAP	46,427	45,595	46,079	45,410

GAAP net income (loss) per share - diluted	$0.19	$0.12	$(0.07)	$(0.13)
Share-based compensation expense	0.25	0.33	0.66	0.95
Amortization of acquired intangibles	0.12	0.16	0.37	0.52
Acquisition-related expenses	0.00	0.01	0.02	0.02
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	0.18
RDS restructuring, net of reversals	0.01	—	0.21	—
Ransomware-related insurance recoveries	—	(0.00)	—	(0.00)
Executives transition costs	—	0.03	—	0.05
Severance-related expenses, net of reversals	—	(0.01)	—	0.12
Amortization of debt issuance costs	0.02	0.02	0.06	0.07
Tax effect of the adjustments above (a)	(0.03)	(0.04)	(0.14)	(0.20)
Non-GAAP net income per share - diluted	$0.56	$0.62	$1.11	$1.58

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (b):
GAAP net income (loss)	$8,630	$5,553	$(3,311)	$(5,996)
Share-based compensation expense	11,605	14,982	30,277	43,113
Interest (income) and expense, net	(6,549)	(5,247)	(18,337)	(12,731)
Depreciation and amortization expense	20,176	21,542	62,266	65,596
Acquisition-related expenses	224	246	716	738
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	8,420
RDS restructuring, net of reversals	608	—	9,519	—
Ransomware-related insurance recoveries	—	(184)	—	(184)
Executives transition costs	—	1,348	—	2,189
Severance-related expenses, net of reversals	—	(581)	—	5,454
Amortization of debt issuance costs	974	1,048	2,917	3,139
Provision for income taxes	2,997	1,829	5,304	4,405
Non-GAAP EBITDA	$38,665	$40,536	$89,351	$114,143
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total revenues)	13.7%	13.6%	11.1%	12.9%
______________________________________________
(a)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2024 and 2023.
(b)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$22,754	$57,007	$131,407	$142,680
External-use software development costs	(4,468)	(3,555)	(11,849)	(10,240)
Purchases of property and equipment	(8,868)	(10,632)	(27,376)	(32,404)
Non-GAAP free cash flow	$9,418	$42,820	$92,182	$100,036